                                   EXHIBIT 4.1

                              VIRGINIA GAS COMPANY

                    8.50% SENIOR NOTES DUE DECEMBER 31, 2012
                                PPN: 927814 A* 4



--------------------------------------------------------------------------------
                             NOTE PURCHASE AGREEMENT
--------------------------------------------------------------------------------


                           Dated as of March 19, 1998


                                       67
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


                                TABLE OF CONTENTS
                                -----------------

PARAGRAPH                                                                                    PAGE
1.       AUTHORIZATION; RANKING ................................................................1
                  1.1      AUTHORIZATION OF ISSUE OF THE NOTES..................................1
                  1.2      RANKING..............................................................1

2.       PURCHASE AND SALE OF THE NOTES.........................................................1

3.       CLOSING................................................................................1

4.       CONDITIONS OF CLOSING..................................................................2
                  4.1      REPRESENTATION AND WARRANTIES........................................2
                  4.2      MATERIAL ADVERSE CHANGE..............................................2
                  4.3      PERFORMANCE; NO DEFAULT..............................................2
                  4.4      COMPLIANCE CERTIFICATES..............................................2
                  4.5      OPINION OF COMPANY COUNSEL...........................................2
                  4.6      OPINION OF PURCHASERS' SPECIAL COUNSEL...............................2
                  4.7      PURCHASE PERMITTED BY APPLICABLE LAWS................................3
                  4.8      SALE OF ALL NOTES....................................................3
                  4.9      PAYMENT OF SPECIAL COUNSEL FEES......................................3
                  4.10     PRIVATE PLACEMENT NUMBER.............................................3
                  4.11     CHANGES IN ORGANIZATIONAL STRUCTURE..................................3
                  4.12     WHOLLY-OWNED SUBSIDIARIES'GUARANTY...................................3
                  4.13     PLEDGE OF EQUITY INTERESTS...........................................3
                  4.14     DOCUMENTS AND PROCEEDINGS............................................3
                  4.15     APPOINTMENT OF AGENT FOR SERVICE OF PROCESS..........................3

5.       REPRESENTATIONS AND WARRANTIES.........................................................3
                  5.1      ORGANIZATION, ETC....................................................3
                  5.2      STOCK OWNERSHIP......................................................4
                  5.3      DISCLOSURE...........................................................4
                  5.4      FINANCIAL STATEMENTS.................................................5
                  5.5      CONFLICTING AGREEMENTS AND OTHER MATTERS.  ..........................5
                  5.6      GOVERNMENTAL AUTHORIZATIONS, ETC.....................................5
                  5.7      LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS............5
                  5.8      TAX RETURNS AND PAYMENTS.............................................5
                  5.9      TITLE TO PROPERTIES..................................................6
                  5.10     ERISA................................................................6
                  5.11     OFFERING OF NOTES....................................................7
                  5.12     REGULATION G, ETC....................................................7
                  5.13     EXISTING INDEBTEDNESS; FUTURE LIENS..................................7
                  5.14     STATUS UNDER CERTAIN FEDERAL STATUTES; FOREIGN ASSET CONTROL.........8
                  5.15     COMPLIANCE WITH LAWS, ETC............................................8
                  5.16     ENVIRONMENTAL MATTERS................................................8
                  5.17     FINANCIAL CONDITION..................................................9

6.       REPRESENTATIONS OF THE PURCHASERS......................................................9


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


7.       PREPAYMENT, REPAYMENT AND REDEMPTION..................................................10
                  7.1      SCHEDULED REPAYMENT OF NOTES........................................11
                  7.2      OPTIONAL PREPAYMENT OF NOTES WITH MAKE-WHOLE AMOUNT.................11
                  7.3      PAYMENTS PRO RATA; APPLICATION OF PAYMENTS..........................11
                  7.4      MATURITY; SURRENDER, ETC............................................11
                  7.5      PURCHASE, REDEMPTION AND RETIREMENT OF NOTES........................11
                  7.6      MAKE-WHOLE AMOUNT...................................................11

8.       AFFIRMATIVE COVENANTS.................................................................13
                  8.1      FINANCIAL AND OTHER REPORTING BY THE COMPANY........................14
                  8.2      INFORMATION REQUIRED BY RULE 144A...................................14
                  8.3      INSPECTION OF PROPERTY..............................................15
                  8.4      COMPLIANCE WITH LAWS, ETC...........................................15
                  8.5      INSURANCE...........................................................15
                  8.6      MAINTENANCE OF PROPERTIES AND LEASES................................15
                  8.7      CORPORATE EXISTENCE, ETC............................................15
                  8.8      PAYMENT OF TAXES AND CLAIMS.........................................16
                  8.9      SCOPE OF BUSINESS...................................................16
                  8.10     USE OF PROCEEDS.....................................................16
                  8.11     ENVIRONMENTAL COMPLIANCE............................................16
                  8.12     MAINTENANCE OF BOOKS AND RECORDS....................................16
                  8.13     DELIVERY OF GUARANTEE AND PLEDGE....................................17
                  8.14     VIRGINIA GAS PIPELINE COMPANY.......................................17

9.       NEGATIVE COVENANTS....................................................................17
                  9.1      FINANCIAL COVENANTS.................................................17
                  9.2      RESTRICTED PAYMENTS AND RESTRICTED INVESTMENT.......................18
                  9.3      LIENS...............................................................18
                  9.4      SALE OF STOCK, EQUITY INTEREST......................................20
                  9.5      MERGER AND SALE OF ASSETS...........................................20
                  9.6      SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS..........................21
                  9.7      TRANSACTIONS WITH AFFILIATES........................................21
                  9.8      SALES OF RECEIVABLES................................................21
                  9.9      SUBSIDIARY DEBT.....................................................22
                  9.10     COMPLIANCE WITH ERISA...............................................22

      EVENTS OF DEFAULT........................................................................23

11.      REMEDIES ON DEFAULT, ETC..............................................................24
                  11.1     ACCELERATION........................................................24
                  11.2     OTHER REMEDIES......................................................25
                  11.3     RESCISSION OF ACCELERATION..........................................25
                  11.4     NOTICE OF ACCELERATION OR RESCISSION................................25
                  11.5     NO WAIVERS OR ELECTION OF REMEDIES..................................25

12.      REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.............................25

                  12.1     REGISTRATION........................................................25
                  12.2     TRANSFER AND EXCHANGE...............................................26
                  12.3     REPLACEMENT.........................................................26

13.      PAYMENTS ON NOTES.....................................................................26




                  13.1     PLACE OF PAYMENT....................................................26
                  13.2     HOME OFFICE PAYMENT.................................................26
                  13.3     NO DEDUCTION OR SET-OFF.............................................26

14.      EXPENSES..............................................................................27

15.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................27

16.      AMENDMENT AND WAIVER..................................................................27
                  16.1     REQUIREMENTS........................................................27
                  16.2     SOLICITATION OF HOLDERS OF NOTES....................................28
                  16.3     BINDING EFFECT, ETC.................................................28

17.      NOTICES...............................................................................28

18.      REPRODUCTION OF DOCUMENTS.............................................................29

19.      CONFIDENTIAL INFORMATION..............................................................29

20.      SUBSTITUTION OF PURCHASER.............................................................29

21.      MISCELLANEOUS.........................................................................30
                  21.1     SUCCESSORS AND ASSIGNS..............................................30
                  21.2     PAYMENTS DUE ON NON-BUSINESS DAYS...................................30
                  21.3     SEVERABILITY........................................................30
                  21.4     CONSTRUCTION........................................................30
                  21.5     COUNTERPARTS........................................................30
                  21.6     DESCRIPTIVE HEADINGS................................................30
                  21.7     GOVERNING LAW.......................................................30
                  21.8     CONSENT TO JURISDICTION AND SERVICE AND WAIVER OF TRIAL BY JURY.....30
                  21.9     TERMINATION.........................................................31
                  21.10    COMPLIANCE BY SUBSIDIARIES..........................................31



SIGNATURE PAGE.................................................................................32




SCHEDULES AND EXHIBITS

EXHIBIT A         -        Form of Note

EXHIBIT B         -        Opinion of Counsel to the Company

EXHIBIT C         -        Form of Subsidiaries' Guaranty

EXHIBIT D         -        Pledge Agreement

SCHEDULE A        -        Purchasers

SCHEDULE B        -        Definitions

SCHEDULE 3        -        Wiring Instructions

SCHEDULE 5.1      -        Organization; Foreign Qualifications; Etc.

SCHEDULE 5.2      -        Ownership of Stock

SCHEDULE 5.3      -        Disclosure Matters

SCHEDULE 5.4      -        Financial Statements

SCHEDULE 5.7      -        Litigation, Etc.

SCHEDULE 5.13     -        Existing Debt

SCHEDULE 5.16     -        Environmental Matters

SCHEDULE 8.9      -        Scope of Business

SCHEDULE 8.10     -        Use of Proceeds

SCHEDULE 9.3      -        Existing Liens

SCHEDULE 9.7      -        Transactions with Affiliates


                              VIRGINIA GAS COMPANY
                              200 East Main Street
                               Abingdon, VA 24210

                                 March 19, 1998

To:  The Purchasers Listed

     on SCHEDULE A

Gentlemen:

     The undersigned, Virginia Gas Company, a Delaware corporation, (together with any surviving or acquiring entity in any merger or consolidation with the Company permitted by PARAGRAPH 9.5, the "COMPANY") agrees with you as follows:

1.   AUTHORIZATION; RANKING

     1.1 AUTHORIZATION OF ISSUE OF THE NOTES. The Company will authorize the issue and sale of $24,000,000 in aggregate principal amount of its 8.50% Senior Notes , to be dated the date of issue, to mature on December 31, 2012, to bear interest on the unpaid principal balance from the date of issue until the principal shall have become due and payable at the rate of 8.50% per annum (computed on the basis of a 360-day year of twelve 30 day months), payable quarterly in arrears, and to bear interest on overdue principal, overdue Make Whole Amount and, to the extent permitted by law, overdue interest, at the rate of 10.50% per annum payable on demand, which notes shall be in the form of EXHIBIT A (together with all notes issued in substitution, replacement or exchange therefor in accordance with the terms of this Agreement, the "NOTES"). Certain capitalized terms used in this Agreement are defined in SCHEDULE B and PARAGRAPH 7.6; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a SCHEDULE or an Exhibit attached to this Agreement.

     1.2 RANKING. The Notes shall rank PARI PASSU with each other, will constitute the direct senior obligations of the Company and will rank not less than pari passu in priority of payment with all other outstanding Debt of the Company, present or future, except for Debt which is preferred as a result of being secured (but only to the extent such security is not prohibited by PARAGRAPH 9.3 and then only to the extent of such security).

2.   PURCHASE AND SALE OF THE NOTES.

     Subject to the terms and conditions of this Agreement, the Company shall sell to each of you (individually a "PURCHASER" and collectively, the "PURCHASERS"), and each Purchaser shall purchase from the Company, Notes of principal amount specified below such Purchaser's name in SCHEDULE A, at a price equal to 100% of such principal amount, registered in such Purchaser's name or that of the Purchasers' nominee or nominees as specified in SCHEDULE A. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

3.   CLOSING

     The purchase and sale of the Notes shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at a closing (the "CLOSING") to be held on March 19, 1998 or on such other Business Day as the Purchasers and the Company may agree (the "CLOSING Date"). At the Closing, the Company will deliver to each Purchaser, the Notes to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds to the Company in accordance with the wiring instructions set forth on SCHEDULE 3. If at the Closing, the Company fails to tender any Notes to any Purchaser as provided in this PARAGRAPH 3, or if any of the conditions specified in PARAGRAPH 4 shall not have been fulfilled to a Purchaser's satisfaction or waived by such Purchaser, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment.

4. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for its Notes is subject to the fulfillment to its satisfaction or its written waiver, at or before the Closing, of the following conditions:

     4.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Company in this Agreement, the other Transaction Documents and any certificates delivered at Closing to the Purchasers in connection therewith shall be correct when made and at the time of the Closing.

     4.2 MATERIAL ADVERSE CHANGE. Since December 31, 1996, except to the extent specifically described in SCHEDULE 4.2, there has been no material adverse change in the Company's business, assets, liabilities, financial condition or results of operations. To the Company's knowledge, there is no event known to the Company which could reasonably be expected to have a Material Adverse Effect.

     4.3 PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SCHEDULE 8.10) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the most recent of the Financial Statements that would have been prohibited by PARAGRAPHS 9.2 or 9.6 had this Agreement been in effect since such date.

     4.4  COMPLIANCE CERTIFICATES.

          (a) The Company shall have delivered to the Purchasers an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in PARAGRAPHS 4.1, 4.2, 4.3 and 4.11 have been fulfilled.

          (b) The Company and each Subsidiary shall have delivered to the Purchasers a certificate from its Secretary certifying as to its organizational documentation and the resolutions and other proceedings relating to the authorization, execution and delivery of the Transaction Documents to which it is a party.

     4.5 OPINION OF COMPANY COUNSEL. The Purchasers shall have received an opinion, in form and substance satisfactory to them, dated the Closing Date and addressed to them, from Bright & Barnes, a Professional Corporation, counsel to the Company, covering the matters set forth in EXHIBIT B and such other matters as any Purchaser or Special Counsel may reasonably request.

To the extent that any opinion referred to in this PARAGRAPH 4.5 is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion.

4.6 OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

     4.7 PURCHASE PERMITTED BY APPLICABLE LAWS. On the date of the Closing, each Purchaser's purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the
Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by a Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as a Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

     4.8 SALE OF ALL NOTES. At the Closing, the Company shall have sold to each Purchaser, and each Purchaser shall have purchased, the Notes to be purchased by it as set forth in SCHEDULE A.

     4.9 PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of PARAGRAPH 14, the Company shall have paid, at or before the Closing, the fees, charges and disbursements of Special Counsel (which may include a reasonable reserve for anticipated fees and expenses for closing the transactions contemplated hereby) to the extent reflected in a statement of Special Counsel rendered to the Company at least one Business Day prior to the Closing.

     4.10 PRIVATE PLACEMENT NUMBER. A Private Placement Number shall have been assigned to the Notes by Standard & Poor's CUSIP Service Bureau.

     4.11 CHANGES IN ORGANIZATIONAL STRUCTURE. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time after the date of the most recent Financial Statements.

     4.12 WHOLLY-OWNED SUBSIDIARIES' GUARANTY. Each Wholly-Owned Subsidiary of the Company (other than Virginia Gas Pipeline Company) shall have executed and delivered to the Purchasers the Guaranty in the form of EXHIBIT G (the "SUBSIDIARIES' GUARANTY") and the Subsidiaries' Guaranty shall be in full force and effect.

     4.13 PLEDGE OF EQUITY INTERESTS. The Company and each Wholly-Owned Subsidiary shall have pledged any Equity Interests owned by it in any Subsidiary (other than Wholly-Owned Subsidiary) for the benefit of the Holders pursuant to a Pledge Agreement in the form of EXHIBIT C (the "PLEDGE AGREEMENT") and the Pledge Agreement shall be in full force and effect.

     4.14 DOCUMENTS AND PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto shall be satisfactory to the Purchasers and Special Counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     4.15 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Purchasers shall have received written evidence satisfactory to them that CT Corporation has been appointed, and has accepted such appointment, by the Company as its agent for service of process in the Commonwealth of Massachusetts and that CT
Corporation has agreed to provide the Purchasers with not less than 30 days' prior notice of any termination of such appointment.

5.   REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

     5.1 ORGANIZATION, ETC. (i) The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified, individually and in aggregate, could not reasonably be expected to have a Material Adverse Effect) and has all requisite corporate and other power and authority to own, operate and lease its property and to carry on its business as now being conducted and which it proposes to conduct. The Company has all requisite power and authority to execute, deliver and perform each Transaction Document and to issue and sell the Notes. Each Subsidiary has all requisite power and authority to execute, deliver and perform each Transaction Document to which it is a party. SCHEDULE 5.1 correctly identifies the correct legal name, the jurisdiction of organization, the jurisdictions in which qualified to do business and the officers and directors of each Subsidiary.

          (ii) Each Transaction Document to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company and has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of the Company and constitutes (or will constitute upon execution thereof by the Company) the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (iii) Each Transaction Document to which a Subsidiary is a party has been duly authorized by all necessary corporate action on the part of each such Subsidiary, has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of each such Subsidiary and constitutes (or will constitute upon execution thereof by each such Subsidiary) the legal, valid and binding obligation of such Subsidiary, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     5.2 STOCK OWNERSHIP. (i) All of the outstanding capital stock, or other equity interest, of each Subsidiary is validly issued, fully paid and non-assessable and is now owned and will be owned immediately prior to the Closing, of record and beneficially, in the amounts and by the Persons as set forth in SCHEDULE 5.2, free and clear of any Lien of any kind.

          (ii) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or to any other Subsidiary of the Company.

          (iii) Except as set forth in SCHEDULE 5.2, no Subsidiary has any outstanding rights, options, warrants or other agreements which would require it to issue any additional shares of its capital stock after the Closing Date.

     5.3 DISCLOSURE. Except as disclosed in SCHEDULE 5.3, the Transaction Documents, the Financial Statements and the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection herewith taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading. Except as expressly described in SCHEDULE 5.3, or in one of the documents, certificates or other writings identified therein, or in the Financial Statements, since December 31, 1996, there has been no adverse change in the financial condition, operations, business, properties or prospects of the Company and each Subsidiary, taken as a whole, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5.4 FINANCIAL STATEMENTS. The Company has delivered to the Purchasers the financial statements of the Consolidated Group listed on SCHEDULE 5.4, which collectively, with their related schedules and notes, are referred to in this Agreement as the "FINANCIAL STATEMENTS". The Financial Statements fairly present in all material respects the financial condition of the Consolidated Group as of the respective dates thereof and the results of its operations and cash flows for the respective periods specified thereby. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as set forth in the notes thereto.

5.5 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any Subsidiary is in violation of any term of its charter or by-laws or other organizational documents, or in violation or breach of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation (including any Environmental Law) to which it is a party or to which it is subject which default or violation, individually or in the aggregate, has or is reasonably expected to have, a Material Adverse Effect. The execution and delivery of the Transaction Documents and the offering, issuance and sale of the Notes and fulfillment of and compliance with the terms and provisions of the Transaction Documents do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to its charter or by-laws or other organizational documents, any award of any arbitrator or any agreement (including any agreement with stockholders or other equity holders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject, except for defaults under, conflicts with, or violations of, any such awards, agreements, instruments, orders, judgements, decrees, laws, rules or regulations which are not material in nature and which individually and in the aggregate do not, and are not reasonably expected to, have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, any Debt of the Company to be evidenced by the Notes.

     5.6 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Company's offer, issuance and sale of the Notes.

5.7  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

     (a) Except as disclosed in SCHEDULE 5.7, there are no actions, suits or proceedings pending and publicly filed or, to the knowledge of the Company, otherwise pending or threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.8 TAX RETURNS AND PAYMENTS. The Company and each Subsidiary has filed all federal, state, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon the Company and each Subsidiary or the properties, assets, income or franchises of the Company and each Subsidiary which are due and payable have been paid, other than those (i) the amount of which is not, individually or in the aggregate, Material or (ii) presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of Taxes for all fiscal periods are adequate and the Company knows of no unpaid assessment on the Company or any Subsidiary for additional Taxes for any period or any basis for any such assessment that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.9  TITLE TO PROPERTIES.

          (a) The Company and each Subsidiary has good and sufficient title to all of its properties and assets reflected in the most recent audited balance sheet for the Consolidated Group included in the Financial Statements or purported to have been acquired by the Company or a Subsidiary after such date (other than properties and assets disposed of since such date in the ordinary course of business), in each case free of any Lien not permitted by PARAGRAPH 9.3.

          (b) The Company and each Subsidiary enjoys peaceful and undisturbed possession under all leases which are Material and all such leases are valid and subsisting and are in full force and effect in all material respects.

          (c) The Company and each Subsidiary owns or has the right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. To the Company's knowledge, neither the Company nor any Subsidiary is infringing upon any Intellectual Property owned by any other Person and there is no violation by any Person of any right of the Company or any Subsidiary with respect to any Intellectual Property owned or used by the Company or any Subsidiary which is Material.

5.10 ERISA.

          (a) The Company and each Subsidiary and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, any Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, any Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under any of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

          (c) Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred withdrawal liabilities (and neither the Company, any Subsidiary Group nor any ERISA Affiliate is subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 490B of the Code) of the Company and each Subsidiary is not Material.

          (e) The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Agreement will not involve a transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a Tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in PARAGRAPH 6(B) as to the source of the funds to be used to pay the purchase price of the Notes.

          5.11 OFFERING OF NOTES. Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Notes or similar securities for sale to, or solicited any offers to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, the Notes will not be of the same class as securities of the Company listed on a national securities exchange registered under
     Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

          5.12 REGULATION G, ETC. None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207) or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board
     (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the assets of the Consolidated Group or of the Company and the Company has no present intention that margin stock will constitute more than 25% of the value of its or the Consolidated Group's assets. As used in this PARAGRAPH 5.12, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

          5.13 EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) SCHEDULE 5.13 sets forth a complete and correct list of all outstanding Debt of the Company and each Subsidiary as of the Closing Date both immediately before and after the application of the proceeds of the Notes as set forth in PARAGRAPH 8.10 and a list of each instrument or agreement evidencing or otherwise governing the terms and conditions of such Debt. The Company has previously delivered to Special Counsel true, correct and complete copies of each instrument or agreement listed on
     SCHEDULE 5.13. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt and no event or condition exists with respect to any such Debt that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by PARAGRAPH 9.3.

     5.14 STATUS UNDER CERTAIN FEDERAL STATUTES; FOREIGN ASSET CONTROL. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended or the Public Utility Holding Company Act of 1935, as amended. Neither the sale of the Notes hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.15 COMPLIANCE WITH LAWS, ETC. The Company and each Subsidiary is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and has in effect all licenses, certificates, permits, franchises, filing and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent failure does not, and could not reasonably be expected, individually and in the aggregate, to have a Material Adverse Effect.

     5.16 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 5.16, there are no claims and neither the Company nor any Subsidiary has received any notice of any claim, and no proceeding has been instituted raising any claim, against or involving the Company or any Subsidiary or any of their respective real properties now or formerly owned, leased, occupied or operated by the Company or any Subsidiary or other assets, alleging any damage to the environment or violation of or liability under any Environment Laws. Neither the Company nor any Subsidiary has received any request for information or similar inquiry with respect to any property now or formerly owned, leased, operated or occupied by the Company or any Subsidiary or with respect to any off-site location to or at which Hazardous Materials used or generated by the Company or any Subsidiary have been transported or disposed or have come to be located.

Except as otherwise disclosed in SCHEDULE 5.16:

               (i) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of or liability under Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased, occupied or operated by the Company or any Subsidiary or relating to any other assets of the Company or any Subsidiary or its use, or any disposal of release of Hazardous Materials used or generated by the Company or any Subsidiary except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (ii) neither the Company nor any Subsidiary has stored or disposed of any Hazardous Materials on real properties now or formerly owned, leased, occupied or operated by the Company or any Subsidiary and has disposed of any Hazardous Materials in a manner which could reasonably be expected to have a Material Adverse Effect and in any event, in violation of any Environmental Laws;

               (iii) all buildings on all real properties now owned, leased, occupied or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

               (iv) the Company and each Subsidiary have obtained all permits, licenses and other authorizations and has made all filings, registrations and other submittals which are required of it under all Environmental Laws (except to the extent failure to have any such permits, licenses or authorizations or to have made any such filings, registrations or submittals individually and in the aggregate does not, and is not reasonably expected to, result in a Material Adverse Effect) and the Company and each Subsidiary is in compliance with all Environmental Laws and with the terms and conditions of all such permits, licenses, authorizations, filings, registrations and submittals and in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law (except to the extent failures to comply, individually and in the aggregate do not, and are not reasonably expected in the future, to result in a Material Adverse Effect).

               (v) Other than releases which have occurred in de minimis quantities and in the ordinary course of business which in the aggregate are not material, no release of Hazardous Materials has occurred on any property now or formerly owned, leased, operated or occupied by the Company or any Subsidiary in a manner which could reasonably be expected to require remediation, cleanup or other response by the Company or any Subsidiary under any applicable Environmental Law.

               (vi) The Company has provided to the Purchasers true and complete copies of all environmental assessment reports in the possession of the Company or any Subsidiary which relate to the Company or any Subsidiary or to any property owned, leased, operated or occupied by the Company or any Subsidiary.

               (vii) To the knowledge of the Company, no property or facility to or at which the Company or any Subsidiary has, directly or indirectly, disposed of, or arranged for the disposal of any Hazardous Materials is currently on or formally proposed for listing on any federal or state "Superfund" list or is the subject of any investigation in connection with or related to the release of Hazardous Materials.

               (viii) No underground storage tanks, polychlorinated biphenyls or friable asbestos are currently located at or have been released at or from any property now owned, leased, operated or occupied by the Company or any Subsidiary.

     5.17 FINANCIAL CONDITION. After giving effect to the transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of the Company will be greater than the amount that will be required to pay the probable liabilities of the Company on its debts, including contingent liabilities, as they become absolute and mature; (ii) the Company has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business as presently conducted; and (iii) the Company does not intend to incur, or believe it has incurred, debts beyond its ability to pay as they mature.

     5.18 SECURITIES FILINGS. All reports and statements required to be filed by the Company with the SEC since October 4, 1996, at the time filed or, if amended, as of the date of the last such amendment, conformed in all material respects to the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and did not include at the time of filing or, if amended, as of the date of the last such amendment, such documents any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading and the consolidated financial statements of the Company and the Consolidated Group included therein comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Since October 4, 1996, the Company has not failed to make any filing required by the Exchange Act on a timely basis.

6.   REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents that:

          (a) It is an `accredited investor" (as defined in Rule 501 of the Securities Act) and it is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's property shall at all times be within its control. The Company acknowledges that a Purchaser's sale of all or a portion of its Notes to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

          (b) With respect to each source of funds to be used by it to pay the purchase price of its Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

               (i) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the Purchaser.

               (ii) The Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this CLAUSE (II), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (iii) The Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this CLAUSE (III); or

               (iv) The Source is a "governmental plan" as defined in Title I,
          Section 3(32) of ERISA;

          or

               (v) The Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified to the Company in writing pursuant to this CLAUSE (V); or

               (vi) The Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this PARAGRAPH 6, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7. PREPAYMENT, REPAYMENT AND REDEMPTIONPREPAYMENT, REPAYMENT AND REDEMPTION. The Notes may be prepaid only under the circumstances set forth in PARAGRAPH 7.2 and shall be repaid in accordance with PARAGRAPH 7.1 and upon any acceleration of final maturity as provided in PARAGRAPH 11.1.

     7.1 SCHEDULED REPAYMENT OF NOTES. The Company shall on each March 31, June 30, September 30 and October 31 beginning in 2003, repay $585,365.85 of the aggregate unpaid principal amount of the Notes and on December 31, 2012, shall repay in full all unpaid principal of the Notes, in each case at 100% of the principal amount so repaid.

     7.2 OPTIONAL PREPAYMENT OF NOTES WITH MAKE-WHOLE AMOUNT. The Company may prepay the Notes in full at any time or in part from time to time (provided that any partial prepayment shall be of at least $1,000,000 in aggregate principal amount or a larger principal amount which is an integral multiple of $500,000), at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date and the Make-Whole Amount. The Company shall give each Holder irrevocable written notice of any prepayment to be made pursuant to this PARAGRAPH 7.2 at least 30 days, and not more than 60 days, prior to the Settlement Date, (i) specifying the Settlement Date and the Called Principal of the Notes held by each such Holder (determined in accordance with PARAGRAPH 7.3), (ii) stating that such prepayment is to be made pursuant to this PARAGRAPH 7.2, (iii) stating the amount of interest to be paid on the Settlement Date with respect to such Called Principal and (iv) providing an estimate of the Make-Whole Amount payable on the Called Principal of such Holder's Notes (calculated as if the date of such notice were the date of prepayment) and setting forth the details of such computation. Not later than the close of business on the second Business Day prior to the Settlement Date, the Company shall deliver to the Holder of each Note, an Officer's Certificate setting forth in detail the calculations used in determining whether a Make-Whole Amount is payable on such prepayment and the amount of such Make-Whole Amount.

     7.3 PAYMENTS PRO RATA; APPLICATION OF PAYMENTS. Upon any partial prepayment of the Notes pursuant to PARAGRAPH 7.2 the principal amount so prepaid shall be allocated among the Holders in proportion to the respective outstanding principal amounts of the Notes held by them.

     7.4 MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant PARAGRAPH 7.2, the principal amount of each Note to be prepaid shall mature and become due and payable on the Settlement Date, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or repaid principal amount of any Note.

     7.5 PURCHASE, REDEMPTION AND RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Affiliates to, prepay or otherwise retire any
Note in whole or in part, prior to its stated maturity (other than by prepayment pursuant to PARAGRAPH 7.2 or upon acceleration of final maturity pursuant to PARAGRAPH 12.1), or purchase or otherwise acquire, directly or indirectly, any Note unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 5 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 5 Business Days from its receipt of such notice to accept such offer. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

     7.6 MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal,

PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of this PARAGRAPH 7 and determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to PARAGRAPH 7.2 or has become or is declared to be immediately due and payable pursuant to PARAGRAPH 11.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, fifty basis points over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets (or such other display as may replace Page USD on Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is in connection with a prepayment pursuant to PARAGRAPH 7.2 and is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to PARAGRAPH 7.2.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to PARAGRAPH 7.2 or has become or is declared to be immediately due and payable pursuant to PARAGRAPH 11.1, as the context requires.

     The Company acknowledges that the Make-Whole Amount due at any optional or required prepayment of Notes (including any prepayment required pursuant to any provision of PARAGRAPH 11.1) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Notes and is not a penalty.

8.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any Note is outstanding;

         8.1 FINANCIAL AND OTHER REPORTING BY THE COMPANY. The Company will deliver to each Holder:

                  (i) as soon as practicable, and in any event not more than 45 days after the end of each fiscal quarter (other than the fourth quarter), the unaudited consolidated and consolidating balance sheet of the Consolidated Group as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Consolidated Group for such period and for the fiscal year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP subject to changes resulting from normal year-end adjustments;

                  (ii) as soon as practicable, and in any event not more than 90 days, after the end of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Consolidated Group as of the end of such year and the related consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP and accompanied by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion;

                  (iii) together with each delivery of financial statements of the Consolidated Group pursuant to SUBPARAGRAPHS (I) and (II) of this PARAGRAPH 8.1, a certificate of the chief financial officer of the Company (a) stating that the signer has reviewed the terms of the Transaction Documents and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto and (b) demonstrating compliance by the Company with the provisions of PARAGRAPHS 9.1, 9.2 and 9.5(V), (c) if not specified in the accompanying financial statements, specifying the aggregate amount of interest paid or accrued by the Consolidated Group and the aggregate amount of depreciation, depletion and amortization charged on the books of the Consolidated Group and (d) identifying the names of each Subsidiary of the Company included in such financial information;

                  (iv) promptly and in any event within 5 days after (A) any Senior Officer becomes aware of the existence of any Default or Event of Default or (B) any Holder gives notice to the Company or takes any other action with respect to a claimed Default or Event of Default under this Agreement, or (C) any Person gives any notice to the Company or any Subsidiary or takes any other action with respect to a claimed default or event or condition of the type referred to in CLAUSE (III) of PARAGRAPH 10, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

                  (v) promptly, and in any event within 5 days after any Senior Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

                           (A) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (B) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any Subsidiary or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (C) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any Subsidiary or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any Subsidiary or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, is reasonably expected to have a Material Adverse Effect;

                  (vi) (A) promptly upon their becoming available, copies of (i) all financial statements, proxy statements, notices and reports as the Company or any Subsidiary shall send or make available to its security holders generally and (ii) all registration statements (with exhibits), prospectuses and all regular or periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments and (B) promptly after receipt thereof, copies of any reports, statements and notices the Company or any Subsidiary may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange; and

                  (vii) with reasonable promptness, such other information and data relating to the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary or relating to the ability of the Company or any Subsidiary to perform their obligations under the Transaction Documents or relating to the ability of the Company or any Subsidiary to comply with the terms of the Transaction Documents as may from time to time be reasonably requested by any Holder.

         8.2 INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Note.

         8.3 INSPECTION OF PROPERTY. The Company shall permit the representatives of any Holder that is an Institutional Investor:

         (i) if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company or any Subsidiary with the officers of the Company and, with the consent of the Company, which consent will not be unreasonably withheld or delayed, the independent public accountants of the Company and, with the consent of the Company, which consent will not be unreasonably withheld or delayed, to visit the offices of the Company and any Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

         (ii) if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company and any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and any Subsidiary), all at such times and as often as may be requested.

         8.4 COMPLIANCE WITH LAWS, ETC. The Company and each Subsidiary will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that any non-compliance with such laws, ordinances or governmental rules or regulations or any failure to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations does not, and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         8.5 INSURANCE. The Company and each Subsidiary will maintain, with financially sound and reputable insurers, rated at least A or A+ by A.M. Best, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as are reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated.

         8.6 MAINTENANCE OF PROPERTIES AND LEASES. The Company and each Subsidiary will (i) maintain all its properties in good repair and working order and condition (other than ordinary wear and tear) so that the business carried on in connection therewith may be properly conducted at all times and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed, PROVIDED that this PARAGRAPH 8.6 shall not prevent either the Company or any Subsidiary from discontinuing the operation or maintenance of any of their properties if such discontinuance is desirable in the conduct of their business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties to the extent necessary to ensure that any such non-compliance with such leases or licenses could not reasonably be expected to have a Material Adverse Effect.

         8.7 CORPORATE EXISTENCE, ETC. Except as otherwise specifically permitted by this Agreement, the Company and each Subsidiary will at all times preserve and keep in full force and effect their separate legal existence and all its Material rights and franchises, and qualify and maintain their qualification to do business and good standing in any jurisdiction, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.8 PAYMENT OF TAXES AND CLAIMS.

         (a) The Company and each Subsidiary will file all tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, PROVIDED, that no such Tax or claim need be paid if
(a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim could not reasonably be expected, if such contest were adversely determined, individually or in the aggregate, to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary will consent to or permit the filing of or be a party to any consolidated income tax return on its behalf with any Person (other than a consolidated return that includes solely the Consolidated Group).

         8.9 SCOPE OF BUSINESS. Neither the Company nor any Subsidiary will engage to a substantial extent in any business other than the business described in the SCHEDULE 8.9 and businesses reasonably related thereto or in furtherance thereof.

         8.10 USE OF PROCEEDS. The Company will use the proceeds of the sale of the Notes only as designated on SCHEDULE 8.10 and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under PARAGRAPH 5.12.

         8.11 ENVIRONMENTAL COMPLIANCE. The Company and each Subsidiary will (i) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to it and any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder applicable to it, except to the extent of any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) operate all property owned or leased or otherwise used by it such that no claim or obligation, including a clean-up obligation, which, individually or in the aggregate, with all such other obligations could reasonably be expected to have a Material Adverse Effect shall arise under any Environmental Law.

         8.12 MAINTENANCE OF BOOKS AND RECORDS. The Company and each Subsidiary will: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this PARAGRAPH 8.12 shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the financial transactions of the Company and each Subsidiary. Notwithstanding the foregoing, the Company and each Subsidiary may make adjustments and changes in the manner in which its books and records are kept, PROVIDED, that:

                  (A) all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of the Company or such Subsidiary or its predecessor;

                  (B) each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by CLAUSE (I) of PARAGRAPH 8.1 for the quarter in which such change occurred, and together with the financial statements required by CLAUSE
         (II) of PARAGRAPH 8.1, a year-end listing and description of all such changes and adjustments and the effect thereof certified by the chief accounting or chief financial officer of the Company; and

                  (C) the financial covenants and ratios set forth in PARAGRAPH
         9.1 shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto.

         8.13 DELIVERY OF GUARANTY AND PLEDGE. Promptly upon, and in any event within 10 Business Days of, the Company acquiring any Wholly-Owned Subsidiary, such Wholly-Owned Subsidiary shall become a party to the Subsidiaries' Guaranty; PROVIDED, if the Company acquires a Subsidiary which is not a Wholly-Owned Subsidiary, the Company may, in lieu of such Subsidiary becoming a party to the Subsidiaries' Guaranty, pledge, or caused to be pledged, any Equity Interest it or any of its other Subsidiaries has in such Subsidiary for the benefit of the Holders pursuant to the terms of the Pledge Agreement. Promptly, upon and in any event within 10 Business Days of any Subsidiary becoming a Wholly-Owned Subsidiary, it shall also become a party to the Subsidiaries' Guaranty. In either case, the Company shall provide to the Holders evidence satisfactory to the Required Holders (which, upon the request of the Required Holders, shall include an opinion of counsel) that the Subsidiaries' Guaranty and/or the Pledge Agreement remains in full force and effect and is enforceable against such Subsidiary in accordance with its terms. Upon delivery of such evidence in the case of a Wholly-Owned Subsidiary becoming a party to the Subsidiaries' Guaranty, each Holder shall promptly deliver to the Collateral Agent under the Pledge Agreement, its written consent to the release from the Pledge Agreement of the Equity Interest of such Subsidiary.

         8.14 VIRGINIA GAS PIPELINE COMPANY. Promptly following the Closing Date, the Company will use its best efforts to promptly obtain such regulatory consent(s) as are required to permit Virginia Gas Pipeline Company to become a party to the Subsidiaries' Guaranty and upon obtaining such consent(s) will cause Virginia Gas Pipeline Company to become a party thereto.

9. NEGATIVE COVENANTS. The Company covenants that for so long as any Note is outstanding:

         9.1 FINANCIAL COVENANTS.

         9.1.1 CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth shall not, as of the last day of any fiscal quarter ending on or after the Closing Date, be less than $24,000,000 plus, if such amount is greater than zero, an amount equal to 25% of Consolidated Net Income for the period after December 31, 1997, taken as a single accounting period.

         9.1.2 LIMITATION ON CONSOLIDATED TOTAL LIABILITIES. As of the last day of any fiscal quarter ending on or after the Closing Date, the ratio of (a) Consolidated Total Liabilities to (b) Consolidated Tangible Net Worth shall not be greater than the ratio set forth below for such fiscal quarter:



                  Any fiscal quarter ended on or
                  before  December 31, 1998                   1.20 to 1.00

                  Any fiscal quarter ended after
                  December 31, 1998 and on or
                  before December 31, 1999                    1.10 to 1.00

                  Any fiscal quarter ended after
                  December 31, 1999                           1.00 to 1.00


         9.1.3 DEBT SERVICE COVERAGE. As of the last day of any fiscal quarter ending on or after the Closing Date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Pro-Forma Debt Service shall not be less than the ratio set forth below for such fiscal quarter:



                  Any fiscal quarter ended on or
                  before December 31, 1998                   1.00 to 1.00

                  Any fiscal quarter ended after
                  December 31, 1998 and on or
                  before December 31, 1999                   1.50 to 1.00

                  Any fiscal quarter ended after
                  December 31, 1999 and on or
                  before December 31, 2001                   1.75 to 1.00

                  Any fiscal quarter ended after
                  December 31, 2001                          2.00 to 1.00



         9.2 RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. Neither the Company nor any Wholly-Owned Subsidiary shall make, declare or incur any liability to make any Restricted Payments or any Restricted Investment after the Closing Date other than any Restricted Payment or Restricted Investment if immediately after giving effect thereto, the aggregate amount of all Restricted Payments made or declared by the Company and each Subsidiary since the Closing Date plus the aggregate value of all Restricted Investments at such time (including those made pursuant to this sentence) does not exceed the sum of (a) 25% of Consolidated Net Income for each full fiscal year ended after December 31, 1997 (or if Consolidated Net Income for any such year is a loss, then 100% of Consolidated Net Income for such year, expressed as a negative number) plus (b) the Net Proceeds of Eligible Capital Stock received by the Company after December 31, 1997; provided, in either case, (i) no Event of Default or Default exists immediately before or immediately after making or declaring such Restricted Payment or Restricted Investment or would otherwise be reasonably expected to result therefrom and (ii) immediately after giving effect thereto the Company could incur an additional $1.00 of Debt and not violate the financial covenants set forth in PARAGRAPH 9.1.

         Neither the Company nor any Wholly-Owned Subsidiary shall make, declare or incur any liability to make any Restricted Investment after the Closing Date unless (i) no Event of Default or Default exists immediately before or immediately after making, declaring or incurring liability to make such Restricted Investment or could reasonably be expected to result therefrom, (ii) immediately after giving effect thereto the Company could incur an additional $1.00 of Debt and not violate the financial covenants set forth in PARAGRAPH 9.1 and (iii) if the Restricted Investment is in an Affiliate, the Restricted Investment is represented by a promissory note the repayment of which is secured by a perfected, first priority Lien on assets of the Affiliate with a fair market value at least equal to the principal amount of the promissory note. For the purpose of this PARAGRAPH 9.2, the value of a Restricted Investment which constitutes a liability (contingent or otherwise) shall be the maximum amount of such liability.

         9.3 LIENS. Neither the Company nor any Subsidiary shall create, assume or suffer to exist any Lien on its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors without equally and ratably securing the Notes, except for:

                           (i) Liens, and other charges incidental to the
                  conduct of its business, or the ownership of its property (including charges for Taxes or otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar Liens), which are not incurred in connection with the borrowing of money or the securing of Debt, PROVIDED that, in each case, the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

                           (ii) Liens arising as a result of any judicial
                  proceedings with respect to which it shall then, in good faith and by appropriate actions and procedures promptly instituted and diligently conducted, be prosecuting appeal or other proceedings for review and Liens arising from judgments or decrees not constituting a Default or Event of Default unless, in either case, such Lien remains undischarged, unstayed pending appeal, unbonded or undismissed for a period of 60 consecutive days and PROVIDED, in either case, such reserves as shall be required by GAAP shall have been made therefor and such Liens in the aggregate do not have a Material Adverse Effect;

                           (iii) deposits or pledges to secure worker's
                  compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

                           (iv) Liens arising out of deposits in connection
                  with, or given to secure the performance of leases, bids, tenders, trade contracts not for the payment of money, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

                           (v) minor survey exceptions or encumbrances,
                  easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of its activities or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in the aggregate have a Material Adverse Effect or materially impair the use of such real properties in the operation of its business;

                           (vi) Liens on any properties or assets of a
                  Subsidiary in favor of the Company or a Wholly-Owned Subsidiary and Liens, if any, securing the Notes;

                           (vii) Liens existing as of the Closing and described
                  on SCHEDULE 9.3;

                           (viii) Liens securing Debt of the Company or any
                  Wholly-Owned Subsidiary to finance the acquisition of assets provided that (a) any such Lien is confined solely to the asset so acquired, (b) the principal amount of the Debt secured by such Lien does not exceed the cost of such asset,
                  (c) any such Lien shall be created within 60 days of the date such asset was acquired and (d) the aggregate principal amount of the Debt secured by Liens permitted by this CLAUSE (VIII) does not exceed $500,000 (which amount shall be reduced by the principal amount of any Debt secured by Liens of the type permitted by this CLAUSE (VIII) and described in SCHEDULE 9.3);

                           (ix) Liens on the assets of any Person (other than
                  the Company or an existing Subsidiary) existing at the time such assets are acquired by it whether by merger, consolidation, purchase of assets or otherwise so long as such
                  (A) Liens are not created, incurred or assumed in contemplation of such assets being acquired by it; (B) no Default or Event of Default exists immediately before or immediately after the incurrence of such Liens or could reasonably be anticipated to result therefrom; (C) after giving effect to such acquisition and the Debt secured by such Lien, the financial tests set forth in PARAGRAPH 9.1, calculated on the basis of the most recently available financial information, would be satisfied, and (D) such Liens do not extend to any other assets of the Company or any Subsidiary; and

                           (x) any Lien resulting from renewing, extending or
                  refinancing any Liens permitted by CLAUSES (VII), (VIII), (IX) or (X) above, provided that (a) such Lien does not extend to any property of the Company or any Subsidiary other than a Subsidiary which is an existing obligor on the Debt secured by the Lien being renewed, refinanced or extended and (b) immediately after such extension, renewal or refunding, no Default or Event of Default would exist or could reasonably be expected to result therefrom.

         9.4 SALE OF STOCK, EQUITY INTEREST. No Subsidiary of the Company shall issue, sell or otherwise dispose of, or part with control of, any of its own Equity Interest (other than directors' qualifying shares) either directly or indirectly by the issuance of rights, options for securities convertible into or exchangeable for its Equity Interest unless (i) the proceeds of such issuance, transfer or sale are used to make a Qualifying Reinvestment within the meaning of CLAUSE (V) of PARAGRAPH 9.5 and (ii) after such sale, transfer or other disposition, such Subsidiary remains a Subsidiary.

         9.5 MERGER AND SALE OF ASSETS. Neither the Company nor any Subsidiary shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of its respective assets to any Person or Persons, except that:

                           (i) any Subsidiary may merge or consolidate with or
                  sell, lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Subsidiary (PROVIDED, that the Company or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation in the case of a merger or consolidation and, in any case, the acquiring or surviving entity is a corporation organized under the laws of, and having its principal place of business in, a state of the United States of America or the District of Columbia) and upon any such sale, transfer or other disposition, such Subsidiary may liquidate and dissolve;

                           (ii) the Company may merge or consolidate with any
                  other Person; PROVIDED, that (A) the Company shall be the continuing or surviving Person, or (B) the successor or acquiring Person (1) shall be a solvent Person organized under the laws of any state of the United States of America or the District of Columbia; (2) shall expressly assume in writing all of the obligations and covenants of the Company under the Transaction Documents; and (3) shall provide the Holders the written opinion of counsel satisfactory in form and substance to the Holders confirming that the assumption of such obligations by such Person is duly authorized and constitutes the legal, valid and binding obligation of such Person, enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law) against such Person in accordance with its terms, PROVIDED, that in either case, immediately after and giving effect thereto, on a pro forma basis, based on the most recently available financial information, the financial tests set forth in PARAGRAPH 9.1 would be satisfied, and PROVIDED FURTHER, that in either case, immediately after and giving effect thereto, on a pro forma basis, the Company is able to incur at least $1.00 of Debt;

                           (iii) the Company and each Subsidiary may sell or
                  lease, as lessor, inventory in the ordinary course of its business;

                           (iv) the Company and each Subsidiary may dispose of
                  equipment or other assets which have become obsolete or otherwise no longer useful or required for the conduct of their business, provided such dispositions do not, individually or in the aggregate, constitute a liquidation of all or substantially all of the Company's or any Subsidiary's assets; and

                           (v) in addition to the matters set forth above, the
                  Company and any Subsidiary may sell, transfer or otherwise dispose of some or all of its respective properties or assets in a transaction not otherwise permitted pursuant to this PARAGRAPH 9.5 for fair and adequate consideration (a "DISPOSITION"), and if such Disposition is a Disposition of all or substantially all of the assets of a Subsidiary, such Subsidiary may thereafter liquidate and dissolve; PROVIDED, that immediately after and giving effect to any such Disposition, the greater of (a) the aggregate book value of each property and asset so sold (each an "ASSET SOLD" and collectively, the "ASSETS SOLD"), as reflected on the most recent consolidated balance sheet of the Consolidated Group furnished to the Holders pursuant to PARAGRAPH 8.1 prior to the date of Disposition of such Asset Sold, or (b) the aggregate net proceeds (with any non-cash proceeds being valued at its fair market value) of the Assets Sold (1) during the immediately preceding twelve months, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 10% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to PARAGRAPH 8.1 or (2) since the Closing Date, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 25% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to PARAGRAPH 8.1;

PROVIDED, that, in each case other than the sale or lease of inventory pursuant to SUBPARAGRAPH (III) above, no Default or Event of Default exists immediately before or immediately after giving effect to such sale, transfer or disposition of properties or assets or such merger or consolidation nor would any Default or Event of Default reasonably be expected to result therefrom and in the case of a sale, transfer or other disposition of outstanding Equity Interest of a Subsidiary pursuant to SUBPARAGRAPH (V) above, such sale, transfer or other disposition otherwise satisfies the requirements of PARAGRAPH 9.4.

         For purposes of SUBPARAGRAPH (V) of this PARAGRAPH 6C(3), a "QUALIFYING REINVESTMENT" is the use of the proceeds, or of funds expended in anticipation of the proceeds, of Assets Sold not more than twelve months after the date of a Disposition, to (a) purchase (x) assets usable in any business permitted to be conducted by PARAGRAPH 8.9, or (y) either (1) all of the outstanding capital stock or other equity interests of a Person which, immediately after such purchase, is a Wholly-Owned Subsidiary of the Company and is engaged in a business permitted to be conducted by PARAGRAPH 8.9, or (2) all or substantially all of the assets and business of a Person which is engaged in any business permitted to be conducted by PARAGRAPH 8.9; PROVIDED, that if the Assets Sold are subject to a Lien securing the Notes at the time of sale or other disposition, the assets, equipment, real property, improvements, capital stock or other equity interests purchased with the proceeds of such Assets Sold shall not constitute Qualifying Reinvestments unless promptly made subject to a Lien securing the Notes with the same priority and otherwise substantially the same terms and conditions as the Liens on the Assets Sold or (b) to make an optional prepayment of the Notes pursuant to PARAGRAPH 7.2 or to prepay any other Debt ranking at least pari passu with the Notes.

         9.6 SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS. Except for this Agreement, enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by, or distributions on any securities of, any Subsidiary of the Company.

         9.7 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 9.7, directly or indirectly, engage in any transaction or group of transactions (including, without limitation, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any Affiliate, except in the ordinary course of business pursuant to the reasonable requirements of its business and upon commercially reasonable terms which are no less favorable to it than those which might be obtained at arms' length with a Person not an Affiliate.

         9.8 SALES OF RECEIVABLES. The Company will not, and will not permit any of its Subsidiaries to, discount, pledge, sell (with or without recourse), or otherwise sell for less than face value thereof any of its accounts or notes receivable, EXCEPT for sales of receivables (i) without recourse which are seriously past due and which have been substantially written off as uncollectible or collectible only after extended delays, or (ii) made in connection with the sale of a business but only with respect to the receivables directly generated by the business so sold.

         9.9 SUBSIDIARY DEBT. Except for Debt owing to the Company or a Wholly-Owned Subsidiary (to the extent incurred in compliance with PARAGRAPH 9.2) and except for the Debt in existence on the Closing Date as set forth on
SCHEDULE 5.13, the Company will not permit any Subsidiary to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt.

         9.10 COMPLIANCE WITH ERISA. The Company, its Subsidiaries and any ERISA Affiliate shall not:

                           (i) engage in any transaction in connection with
                  which the Company or any Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of Section 4041(e) of ERISA, which could result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under Section 4063 or 4064 of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer
                  Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably expected to have in the future, a Material Adverse Effect;

                           (ii) at any time permit the termination of any
                  defined benefit pension plan intended to be qualified under
                  Section 401(a) and Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

                           (iii) at any time permit the aggregate complete or
                  partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company or any Subsidiary and their ERISA Affiliates, or the aggregate liability under Title IV of ERISA incurred by the Company or any Subsidiary and their ERISA Affiliates, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes of CLAUSE (III) of this PARAGRAPH 9.10, the amount of the withdrawal liability of the Company, its Subsidiaries and their ERISA Affiliates at any date shall be the aggregate present value of the amounts claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that neither the Company, any Subsidiary nor any ERISA Affiliate will have any liability, PROVIDED, that the Company shall promptly obtain written advice from independent actuarial consultants supporting such determination. The Company will (x) once in each calendar year, beginning in 1997, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company, its Subsidiaries or any ERISA Affiliate is or has been obligated to contribute and (y) to the extent such liabilities, individually or in the aggregate, are Material, transmit a copy of such statement to each Holder, within 15 days after the Company receives the same. As used in this PARAGRAPH 9.10, the term "ACCUMULATED FUNDING DEFICIENCY" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "PRESENT VALUE" and "CURRENT VALUE" have the meanings specified in section 3 of ERISA, the term "BENEFIT LIABILITIES" has the meaning specified in section 4001(a)(16) of ERISA and the term "AMOUNT OF UNFUNDED LIABILITIES" has the meaning specified in section 4001(18) of ERISA.

10.      EVENTS OF DEFAULT.

          If any of the following events shall occur or conditions shall exist for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition shall constitute an "EVENT OF DEFAULT":

                  (i) the Company defaults in the payment of any principal of any Note or Make-Whole Amount when the same shall become due and payable, whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

                  (ii) the Company defaults in the payment of interest on any Note, whether by the terms thereof or otherwise as provided by this Agreement or in the Payment of any Expense or any other amount due under any Note or this Agreement and such Default shall continue for 3 Business Days after the same shall become due and payable; or

                  (iii) any representation or warranty made in writing by the Company or any Subsidiary in any Transaction Document or in any writing furnished at Closing in connection with any Transaction Document proves to have been false or incorrect in any Material respect on the date as of which made; or

                  (iv) with respect to any Debt, other than the Debt represented by the Notes, the Company or any Subsidiary (A) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, make-whole amount or interest on any such Debt, the outstanding principal amount of which exceeds $500,000 in the aggregate, beyond any period of grace provided with respect thereto, or
         (B) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to declare such Debt to become due or to be required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment;

                  (iv) the Company or any Subsidiary fails to perform or observe any covenant contained in PARAGRAPH 8.7, 8.10, 9.1, 9.2, or 9.3.

                  (v) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition of any of the Transaction Documents applicable to it and such failure shall not be remedied within 30 days; or

                  (vi) the Company voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets; or

                  (vii) the Company or any Subsidiary (A) is generally not paying, or admits in writing that it is not able to pay, its debts as such debts become due; or (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or (C) makes an assignment for the benefit of its creditors; or (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (E) is adjudicated insolvent or to be liquidated or (F) takes corporate action for the purpose of any of the foregoing; or

                  (viii) a Governmental Authority enters an order appointing, without the consent of the Company or any such Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of the its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary without the consent of the Company or such Subsidiary and such order remains unstayed and in effect for 60 days; or

                  (ix) a final judgment or judgments for the payment of money aggregating in excess of $500,000 is rendered against the Company or any Subsidiary and within 60 days thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged; or

                  (x) if (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate (other than a notice of a "standard termination" as defined in Section 4041(b) of ERISA) any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any Subsidiary or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (D) the Company, any Subsidiary or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company, any Subsidiary or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) the Comapny or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in CLAUSES (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to result in a Material Adverse Effect. As used in this CLAUSE
         (X), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in
         Section 3 of ERISA; or

                  (xi) there shall have occurred a Change of Control.

11.      REMEDIES ON DEFAULT, ETC.

         11.1 ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in CLAUSES (VII) or (VIII) of PARAGRAPH 10 has occurred, all Notes then outstanding shall automatically become immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

                  (b) If any other Event of Default has occurred, the Required Holders may at their option declare each Note to be, and each Note shall thereupon be immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

                  (c) if an Event of Default specified in CLAUSE (I) or (II) of PARAGRAPH 10 has occurred, any Holder, whether or not the Required Holders have declared each Note to be due and payable pursuant to the immediately preceding SUBPARAGRAPH (B), may declare each Note held by such Holder to be immediately due and payable at 100% of the principal amount thereof together with interest accrued thereon and Make-Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

         11.2 OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under PARAGRAPH 11.1, any Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         11.3 RESCISSION OF ACCELERATION. At any time after any Note shall have been declared immediately due and payable pursuant to SUBPARAGRAPH (B) or (C) of PARAGRAPH 11.1, the Required Holders may, by written notice to the Company, rescind and annul any such declaration with respect to the Notes if (i) the Company shall have paid all interest, principal and Make-Whole Amount payable with respect to any Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and the Make-Whole Amount, at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to PARAGRAPH 16, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

         11.4 NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to SUBPARAGRAPH (B) or (C) of PARAGRAPH 11.1, or any such declaration under PARAGRAPH 11.1 shall be rescinded and annulled pursuant to PARAGRAPH 11.3, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, PROVIDED, the failure to give such notice shall not affect the validity of any such declaration, rescission or annulment.

         11.5 NO WAIVERS OR ELECTION OF REMEDIES. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder. No right, power or remedy conferred by this Agreement or by any Note or upon any Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under PARAGRAPH 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this PARAGRAPH 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12.      REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.

         12.1 REGISTRATION. The Notes are to be issued and are transferable in whole or in part as registered Notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any remaining principal amount less than $500,000 and may be exchanged for one or more Notes of any authorized denomination and like class and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder, promptly upon request, a complete and correct copy of the names and addresses of the then Holders. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

         12.2 TRANSFER AND EXCHANGE. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, within 5 Business Days, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, PROVIDED that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in PARAGRAPH 6.

         12.3 REPLACEMENT. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Institutional Investor, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver, within 5 Business Days, a new Note, at its expense, of like class and tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of such lost, stolen, destroyed or mutilated Note.

13.      PAYMENTS ON NOTES.

         13.1 PLACE OF PAYMENT. Subject to PARAGRAPH 13.2, payment of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Abingdon, Virginia at the principal office of the Company such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         13.2 HOME OFFICE PAYMENT. The Company agrees that, so long as a Purchaser shall hold any Notes, all payments in respect of such Notes, required by the terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof or hereof and by wire transfer to such Purchaser of immediately available funds for credit to the account or accounts as specified in SCHEDULE A for such Purchaser, or such other account or accounts in the United States as a Purchaser may designate in writing, notwithstanding any contrary provision in this Agreement or the Notes, with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Company agrees to afford the benefits of this PARAGRAPH 13.2 to any Holder which shall have made the same agreement in writing as the Purchasers have made in this PARAGRAPH 13.2.

         13.3 NO DEDUCTION OR SET-OFF. The obligation of the Company to pay principal, interest, Make-Whole Amounts and any other amounts under the Transaction Documents owed by the Company shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against a Purchaser or any Holder for any reason whatsoever.

14.      EXPENSES.

          Whether or not the transactions provided for hereby shall be consummated, the Company will pay on demand and save each Purchaser and each Holder harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or waiver or consent under or in respect of, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent or waiver granted ("EXPENSES"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged and reasonably required by the Purchasers in connection with the transactions contemplated by this Agreement; provided the Company shall not be liable for the fees and expenses of more than one Special Counsel in any single matter, (ii) the costs of obtaining the private placement number from Standard & Poor's Ratings Group for the Notes, (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in enforcing and defending and, during the continuance of a Default or after the occurrence of an Event of Default, monitoring or evaluating any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien hereafter existing in favor of the Purchasers or any Holder as security for the obligations of the Company under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process or informal investigation issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Holder having acquired any of its Notes, and (iv) costs and expenses, including financial advisors fees, incurred in connection with any bankruptcy or insolvency of the Company or any Subsidiary or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The Company will pay and will save each Purchaser and each Holder from all claims in respect of any fees, costs or expenses, if any, of any brokers and finders not retained by such Purchaser or Holder. The obligations of the Company under this PARAGRAPH 14 shall survive the transfer of any of its Notes or any interest therein by a Purchaser or any Holder and the payment of any Notes.

15.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Notes or portion thereof or interest therein and the payment of any Notes and may be relied upon by any Holder as having been true when made, regardless of any investigation made at any time by or on behalf of the Purchasers or any Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary pursuant to any Transaction Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

16.      AMENDMENT AND WAIVER.

         16.1 REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of PARAGRAPHS 1, 2, 3, 4, 5, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (ii) no such amendment or waiver may, without the written consent of each Holder affected thereby, (A) subject to the provisions of PARAGRAPH 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (C) amend any of PARAGRAPHS 7, 10(I) AND (II), 11, 16 or 19.

         16.2 SOLICITATION OF HOLDERS OF NOTES.

         16.2.1 SOLICITATION. The Company will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this PARAGRAPH 16 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

         16.2.2 PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

         16.3 BINDING EFFECT, ETC.

              Any amendment or waiver consented to as provided in this PARAGRAPH 16 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any such Holder.

17.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to a Purchaser or its nominee, to it at the
                  address specified for it for such communications in SCHEDULE A, or at such other address as such Purchaser shall have specified to the Company in writing,

                           (ii) if to any other Holder, to such Holder at such
                  address or fax number as is specified for such Holder in the Note register referenced in PARAGRAPH 12, or

                           (iii) if to the Company, to the Company at its
                  address set forth at the beginning hereof to the attention of Michael L. Edwards, Chairman of the Board and President, or at such other address as the Company shall have specified to each Holder in writing.

Notices given in accordance with this PARAGRAPH 17 will be deemed given upon the earlier of actual receipt or the second Business Day after dispatch.

18.      REPRODUCTION OF DOCUMENTS.

                  Any Transaction Document and any documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by the Purchasers at the Closing (except the Notes), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This PARAGRAPH 18 shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19.      CONFIDENTIAL INFORMATION.

         For the purposes of this PARAGRAPH 19, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company or any of its Subsidiaries, PROVIDED that such term does not include information that (i) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by the Purchaser, (iii) otherwise becomes known to the Purchaser other than through disclosure by the Company or any Subsidiary or (iv) constitutes financial statements delivered to the Purchaser under PARAGRAPH 8.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to such Purchaser's and its Subsidiaries' directors, officers, employees, and to its agents and professional consultants who in the ordinary course of performance of their duties to or for the benefit of such Purchaser have a need to have access to such information, any other Purchaser, any Person to whom such Purchaser offers to sell any of its Notes or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Notes (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this PARAGRAPH 19), any federal or state regulatory authority having jurisdiction over such Purchaser, any Person from which a Purchaser offers to purchase any security of the Company or any Subsidiary (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this PARAGRAPH 19), the NAIC or any regulatory agency which generally requires access to information about a Purchaser's investment portfolio or any similar organization, or any nationally recognized rating agency that requires access to information about a Purchaser's investment portfolio or any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Purchaser is a party relating to the transactions contemplated by this Agreement, or (d) if an Event of Default has occurred and is continuing, to the extent that such Purchaser determines disclosure is necessary or appropriate in the enforcement of or for the protection of its rights and remedies under the Transaction Documents. Each Holder, by its acceptance thereof, will be deemed to have agreed to be bound by and to be entitled to the benefits of this PARAGRAPH 19 as though it were a party to this Agreement.

20.      SUBSTITUTION OF PURCHASERSUBSTITUTION OF PURCHASER.

         Each Purchaser has the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in PARAGRAPH 6. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to the


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

original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, such Purchaser shall have all the rights of a Purchaser.

21.      MISCELLANEOUS.

         21.1 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not; PROVIDED, that except as expressly permitted by this Agreement, the Company may not delegate the performance of any of its obligations hereunder.

         21.2 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         21.3 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         21.4 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         21.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         21.6 DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         21.7 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS).

         21.8 CONSENT TO JURISDICTION AND SERVICE AND WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN

EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 21.8 IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

         21.9 TERMINATION. This Agreement and the rights of the Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest, including interest on overdue interest and Make-Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document have been indefeasibly paid in full.

         21.10 COMPLIANCE BY SUBSIDIARIES. The Company, as the holder of the Equity Interests of its Wholly-Owned Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to its Subsidiaries are complied with. The Company, as the holder of the Equity Interests of its Subsidiaries (other than its Wholly-Owned Subsidiaries) shall, to the extent it may do so, cause such meetings to be held, and shall vote its Equity Investors in favor of such resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to cause the provisions of this Agreement relating to such Subsidiaries to be complied with.

                         [SIGNATURES FOLLOW ON PAGE 35]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement, executed under seal between you and the Company.

                                                Very truly yours,

                                                VIRGINIA GAS COMPANY

                                                By:

                                                By:____________________________
                                                         Name:
                                                         Title:

The foregoing Agreement is hereby accepted as of the date first above written.

JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY

By:______________________________________
         Name:

         Title:

JOHN HANCOCK VARIABLE LIFE
  INSURANCE COMPANY

By:______________________________________
         Name:

         Title:

MELLON BANK, N.A., SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE LONG-TERM
  INVESTMENT TRUST, (as directed by John Hancock Mutual Life Insurance Company), and not in its individual capacity

By:______________________________________
         Name:

         Title:



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